Exhibit 99.1

WHITEWAVE FOODS REPORTS STRONG THIRD QUARTER 2016 RESULTS

•	Reported Net Sales Increased 5% & Constant Currency Net Sales Increased 6%

•	Reported Operating Income Increased 17%; Adjusted Constant Currency Operating Income Increased 19% Behind Continued Margin Expansion

•
Reported Diluted Earnings Per Share Increased 15% to $0.32; Adjusted Diluted Earnings per Share Increased 11% to $0.37 & Adjusted Constant Currency Diluted Earnings per Share Increased 17% to $0.39, Excluding China Joint Venture Investments

•	WhiteWave Stockholders Approved Merger Agreement for Danone to Acquire All Outstanding Shares for $56.25 Per Share

DENVER, Colo. - November 9, 2016 - The WhiteWave Foods Company (NYSE: WWAV) today reported financial results for the third quarter ended September 30, 2016.

Financial Summary:	Three Months Ended September 30,
In millions, except EPS	2016	2015	% Change*

Total Net Sales
Reported	$1,054	$1,004	+5%
Constant Currency	$1,062	$1,004	+6%
Organic Constant Currency	$1,037	$1,004	+3%

Total Operating Income
Reported	$109	$93	+17%
Adjusted	$117	$102	+14%
Adjusted Constant Currency	$122	$102	+19%

Net Income
Reported	$58	$50	+16%
Adjusted	$64	$57	+13%
Adjusted, excluding China J.V.	$67	$60	+12%

Diluted Earnings per Share (EPS)
Reported	$0.32	$0.28	+15%
Adjusted	$0.35	$0.31	+12%
Adjusted, excluding China J.V.	$0.37	$0.33	+11%
Adj. Constant Currency, excluding China J.V.	$0.39	$0.33	+17%

EBITDA
Adjusted	$154	$135	+14%
Adjusted, excluding China J.V.	$157	$139	+14%
Adj. Constant Currency, excluding China J.V.	$165	$139	+19%
*Certain change percentages may not recalculate using the rounded dollar amounts provided

WhiteWave’s third quarter 2016 reported diluted earnings per share was $0.32 and adjusted diluted earnings per share was $0.37, excluding operating costs associated with its China joint venture. Including joint venture costs, WhiteWave reported third quarter 2016 adjusted diluted earnings per share of $0.35.

Net sales for third quarter 2016 were $1.1 billion, a 5 percent increase from net sales of $1.0 billion in third quarter 2015. These results were driven by organic growth and acquisitions within the last year, partially offset by Fresh Foods platform results and unfavorable currency impacts. On a constant currency basis, net sales increased 6 percent in third quarter 2016, when compared to third quarter 2015. Excluding acquisitions, organic constant currency net sales increased 3 percent in third quarter 2016.

Before the impact of Fresh Foods’ results, net sales increased 8 percent, constant currency net sales increased 9 percent and organic constant currency net sales increased 6 percent in third quarter 2016, when compared to third quarter 2015.

Reported operating income for third quarter 2016 increased 17 percent to $109 million compared to third quarter 2015, and on an adjusted basis increased 14 percent to $117 million, compared to $102 million in third quarter 2015. On a constant currency basis, adjusted operating income increased 19 percent in third quarter 2016 over the same period in 2015, with over 125 basis points of operating margin expansion.

“We are pleased with our third quarter results, despite some execution challenges and a difficult industry backdrop in the quarter. The growth potential of our categories remains robust and we are committed to delivering strong financial results for full year 2016,” said Gregg Engles, chairman and chief executive officer. “We continue to move toward closing our merger with Danone. Danone is the ideal strategic partner to enhance our growth trajectory and the global reach of our brands, and to support WhiteWave’s mission to change the way the world eats for the better, which uniquely aligns with Danone’s mission to bring health through food to as many people as possible.”

AMERICAS FOODS & BEVERAGES SEGMENT
WhiteWave’s Americas Foods & Beverages segment consists of four platforms: Plant-based Foods and Beverages, Fresh Foods, Premium Dairy, and Coffee Creamers and Beverages. In third quarter 2016, net sales for Americas Foods & Beverages were $909 million, an increase of 5 percent over third quarter 2015. Excluding acquisitions and the impact of currency translations, organic constant currency net sales in the segment increased 2 percent in third quarter 2016 over third quarter 2015, as the negative sales performance of the Fresh Foods platform partially offset positive growth across the balance of the segment’s platforms. Before the impact of Fresh Foods’ results, total segment net sales increased 5 percent on an organic constant currency basis and 8 percent on a reported basis for third quarter 2016.

Reported operating income for the Americas Foods & Beverages segment increased 27 percent in third quarter 2016, compared to the same period in 2015. On an adjusted constant currency basis, segment operating income increased 16 percent, with over 125 basis points of operating margin expansion when compared to the prior year period. This increase was driven primarily by continued scale leverage efficiencies and a favorable sales mix.

Americas Foods & Beverages Segment Summary
$ In millions	Three Months Ended September 30,
	2016	2015	% Change*
Reported Net Sales	$909	$870	+5%
Constant Currency Net Sales	$910	$870	+5%
Organic Constant Currency Net Sales	$884	$870	+2%

Reported Segment Operating Income	$120	$95	+27%
Adj. Segment Operating Income	$119	$103	+16%
Adj. Constant Currency Segment Op. Income	$119	$103	+16%
*Certain change percentages may not recalculate using the rounded dollar amounts provided

Plant-based Foods and Beverages
The Americas Plant-based Foods and Beverages platform includes Silk® beverages and yogurts, So Delicious® beverages, frozen desserts and yogurts, and Vega® nutritional products. Net sales for this platform increased 10 percent in third quarter 2016 compared to third quarter 2015.

Organic sales increased mid-single digits on a percentage basis in third quarter 2016, driven by strong growth in plant-based yogurts and frozen desserts, as well as continued robust topline growth in plant-based nutritional products. Sales and market share performance in plant-based beverages were hampered by a transition to new Silk packaging designs that negatively impacted shelf presence and brand shoppability, along with a significant increase in competitive promotional and marketing activity during the quarter. Growth in our plant-based categories remains robust, increasing 14 percent overall in third quarter 2016, and WhiteWave continues to be the leader across all plant-based categories in which it participates.

In addition to packaging design enhancements, WhiteWave is launching plant-based innovations in fourth quarter 2016 that include Silk protein enhanced nut-based milks, large size bottles and almond-based yogurts. Recent Vega innovations include new lines of drinkable nutritional products and protein bars.

Fresh Foods
The Fresh Foods platform consists of the Earthbound Farm® brand, which includes organic salads, fruits and vegetables. Net sales declined 13 percent in third quarter 2016 when compared to third quarter 2015, as a result of supply chain-related constraints on order fulfillment which impacted retail distribution levels in the quarter, along with continued lower levels of distribution following the SAP implementation-related business disruptions experienced in fourth quarter 2015. With our new warehouse, which opened in second quarter 2016, now fully operational, management for this platform is focused on further supply chain enhancements and customer service improvements to rebuild distribution levels and deliver net sales growth in fourth quarter 2016.

The organic packaged salad category continues to experience growth, increasing 9 percent in third quarter 2016 before the dampening effect Earthbound brand performance had on the category. Including the Earthbound brand, the organic packaged salad category increased 2 percent in third quarter 2016.

Earthbound introduced several new innovations, including chopped salad kits and frozen meal starter kits in third quarter 2016.

Premium Dairy
The Premium Dairy platform includes Horizon Organic® milk and dairy products, macaroni and cheese, and snacks, and Wallaby® organic yogurts and kefir beverages. Net sales for this platform increased 5 percent in third quarter 2016 compared to third quarter 2015.

Increased sales were driven by contributions from the Wallaby acquisition. Excluding Wallaby, organic sales were flat compared to the prior year period and in line with management expectations due to continued historically high price gaps to conventional milk.

Distribution levels of new Sir BananasTM bananamilks continue to increase behind a nationwide rollout. Management is also introducing new innovations in Horizon yogurts and snacks in fourth quarter 2016.

Coffee Creamers and Beverages
The Coffee Creamers and Beverages platform includes coffee creamers and ready-to-drink beverages under the International Delight®, Dunkin Donuts®, Silk and So Delicious brands, as well as half-and-half dairy creamers under the LAND O LAKES® and Horizon Organic brands. Net sales for this platform increased 9 percent in third quarter 2016 compared to third quarter 2015.

Robust organic growth in this platform was driven by higher volumes behind strong sales performance across WhiteWave’s broad portfolio of flavored creamers, plant-based creamers and half-and-half dairy creamers, as well as from new product introductions. Expanded distribution, increased velocities and strong market share performance resulted in WhiteWave’s Coffee Creamers and Beverages platform growing at twice the rate of the categories in which it participates in third quarter 2016.

Recent innovations in the Coffee Creamers and Beverages platform are performing well. Those innovations include Simply Pure® all-natural creamers, StokTM cold-brew iced coffee beverages, International Delight’s larger-size package offerings and new flavor introductions in iced coffee beverages and seasonal creamers.

EUROPE FOODS & BEVERAGES SEGMENT
The Europe Foods & Beverages segment consists of plant-based foods and beverages that are sold primarily under the Alpro® brand. Net sales in the segment increased 7 percent on a reported basis and 13 percent on a constant currency basis in third quarter 2016 compared to third quarter 2015. Increased volumes from continued strong growth in beverages and plant-based yogurts, including our recent innovations, drove increased sales.

Reported operating income for the Europe Foods & Beverages segment decreased 9 percent in third quarter 2016 compared to third quarter 2015 due to currency translation. On a constant currency basis, segment operating income increased 20 percent in third quarter 2016, with over 80 basis points of operating margin expansion when compared to the prior year period. Operating margin expansion was driven by continued scale leverage, favorable sales mix, increased internal production levels and other operating efficiencies.

Europe Foods & Beverages Segment Summary
$ In millions	Three Months Ended September 30,
	2016	2015	% Change*
Reported Net Sales	$144	$135	+7%
Constant Currency Net Sales	$153	$135	+13%

Reported Segment Operating Income	$17	$19	-9%
Constant Currency Segment Op. Income	$23	$19	+20%
*Certain change percentages may not recalculate using the rounded dollar amounts provided

“While we are pleased with the strong operating leverage we generated in the third quarter and with our 9 percent constant currency sales growth excluding Fresh Foods, our overall sales performance in the quarter was impacted by a number of internal execution issues. We are implementing the appropriate actions to address these issues to strengthen our operating performance over the coming quarters,” said Blaine McPeak, executive vice president and chief operating officer. “Our categories remain healthy and on trend with consumer preferences for natural, nutritious, and great tasting products that are responsibly produced. We remain very positive about the long-term growth opportunities across all of WhiteWave’s brands and businesses, particularly in the nascent plant-based categories we are developing in response to strong consumer demand.”

FORWARD OUTLOOK
The following outlook assumes that WhiteWave remains an independent company through December 31, 2016.

The company provides guidance on a non-GAAP basis and does not reconcile guidance to GAAP as the company cannot predict certain elements which are included in reported GAAP results, including foreign exchange impacts, mark-to-market adjustments of hedging activities, and costs related to merger and acquisition activities that may have a significant impact to reported GAAP results.

WhiteWave expects category and volume growth across its core portfolio, as well as further topline growth from acquired businesses, to drive continued net sales growth over the balance of 2016. Based on year-to-date results through September 30, 2016, and the negative impact currency movements are expected to have on reported currency net sales growth rates, management now expects full year 2016 net sales growth will be 8.5 percent to 9.5 percent in reported currency and 9.5 percent to 10.5 percent on a constant currency basis. As a result, management now forecasts mid-single-digit percentage organic net sales growth on a constant currency basis for full year 2016.

The company continues to expect strong adjusted operating income growth for 2016 from the benefits of increased internal production capacity, cost reduction initiatives, further scale leverage, and increasing profit contributions from completed acquisitions while maintaining high levels of marketing investments. For full year 2016, management now expects total adjusted operating income growth of 16 percent to 18 percent in reported currency due to negative currency movements since last providing its outlook. The company continues to expect adjusted operating income growth of 21 percent to 23 percent on a constant currency basis. Management now expects more than 75 basis points of constant currency operating margin expansion for full year 2016.

The company continues to support the ongoing operating investments of its China joint venture behind the development of a plant-based beverages business. Management continues to expect the amount of the company’s investment in 2016 to be between $9 million and $11 million on an after-tax basis, and approximately $0.06 dilutive to full year 2016 adjusted diluted earnings per share. The amount of actual investments made in 2016 may vary.

Based on year-to-date results and negative exchange rate movements since its last outlook, management now expects adjusted diluted earnings per share of $1.36 to $1.38 in reported currency for full year 2016, excluding investments in the China joint venture. Management now expects constant currency adjusted diluted earnings per share of $1.43 to $1.45 for full year 2016, excluding investments in the China joint venture.

2016 Forward Outlook Summary
Full Year 2016
	Reported Currency	Constant Currency
Net Sales Growth	+ 8.5% - 9.5%	+ 9.5% - 10.5%

Adjusted Total Operating Income Growth	+ 16% - 18%	+ 21% - 23%

Adjusted Diluted Earnings Per Share	$1.30 - $1.32	$1.37 - $1.39
China Joint Venture Impact	≈$0.06	≈$0.06

Adjusted Diluted EPS - Excluding China J.V.	$1.36 - $1.38	$1.43 - $1.45

“We continued to generate strong operating results in the third quarter, as we further benefited from our increased scale, historical capital investments, and cost reductions that drove 19 percent adjusted operating income growth and over 125 basis points of margin expansion on a constant currency basis in the quarter,” said Greg Christenson, executive vice president and chief financial officer. “We are focused on delivering sharp execution on all our initiatives during the fourth quarter and strong financial results for 2016, including now targeting over 75 basis points of constant currency operating margin expansion for the full year.”

OTHER ITEMS
Danone Merger Update
Danone S.A. and WhiteWave entered into a definitive merger agreement on July 6, 2016, under which Danone will acquire WhiteWave for $56.25 per share in an all-cash transaction, representing a total enterprise value of approximately $12.5 billion, including debt and other WhiteWave liabilities. On October 4, 2016, stockholders approved our merger agreement with Danone. The closing of the merger remains subject to the satisfaction of customary conditions, including the expiration or termination of all applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act (“HSR”) and approval of the merger by the European Commission pursuant to the EU Merger Regulation. On October 3, 2016, the United States Department of Justice (“DOJ”) issued a request for additional information, commonly known as a “second request,” which extends the HSR waiting period until the 30th calendar day after the date that both parties substantially comply with the second request, unless the waiting period terminates earlier. On October 26, 2016, Danone filed its Form CO with the European Commission. WhiteWave and Danone continue to work with the US Department of Justice and the European Commission to

obtain regulatory clearance and approval. We currently expect closing to occur in first quarter 2017, though there can be no assurance regarding timing of completion of regulatory processes.

CONFERENCE CALL
WhiteWave will not host a conference call to discuss third quarter 2016 financial results due to its pending merger with Danone S.A.

SUSTAINABILITY INITIATIVES
WhiteWave Scores “A- Leadership” Ranking in CDP Climate Change Report
WhiteWave scored an “A- Leadership” ranking for the quality of climate change related information disclosed to investors and the global marketplace through CDP (formerly Carbon Disclosure Project), an international, not-for-profit organization providing the only global system for companies and cities to measure, disclose, manage and share vital environmental information. CDP works with a network of policy makers, investors and purchasers that represent over $100 trillion in assets to develop a comprehensive disclosure framework completed by more than 5,800 companies in 2016.

WhiteWave is proud to provide shareholders high quality carbon emissions and energy data through CDP’s climate change program in its ongoing dedication to increase transparency. The A- leadership score acknowledges that WhiteWave successfully demonstrated advancement in environmental stewardship, provided a thorough understanding of its risks and opportunities related to climate change, and that we have formulated and implemented strategies to mitigate or capitalize on these risks and opportunities.

WhiteWave Champions Water Stewardship
The AgWater Challenge, a collaborative initiative organized by Ceres and World Wildlife Fund (WWF), asks companies to make commitments to protect freshwater in their agricultural supply chains. Based on commitments to protect natural resources in the face of climate change and growing environmental pressures like water scarcity, WhiteWave joined the AgWater Challenge and has been recognized as an AgWater Steward.

WhiteWave has worked with World Wildlife Fund to assess its water risks in agricultural supply chains and set new commitments in water stewardship including developing roadmaps to address agricultural water challenges, as well as supporting policy aimed at strengthening water management in priority sourcing regions. WhiteWave is proud of its progress and commitments and believes its attention to mitigating water risk will benefit its business and the environment.

To learn more about WhiteWave’s sustainability commitments and progress in Corporate Social Responsibility please visit www.whitewave.com/csr.

ABOUT THE WHITEWAVE FOODS COMPANY
The WhiteWave Foods Company is a leading consumer packaged food and beverage company that manufactures, markets and sells branded plant-based foods and beverages, coffee creamers and beverages, premium dairy products and organic produce. It sells products primarily in North America, Europe and through a joint venture in China. WhiteWave is focused on providing consumers with innovative, great-tasting food and beverage choices that meet their increasing desires for nutritious, flavorful, convenient, and responsibly-produced products. The Company's widely-recognized, leading brands distributed in North America include Silk®, So Delicious® and Vega™ plant-based foods and beverages, International Delight® and LAND O LAKES®* coffee creamers and beverages, Horizon Organic® and Wallaby Organic® premium dairy products and Earthbound Farm® organic salads, fruits and vegetables. Its popular plant-based foods and beverages brands in Europe include Alpro® and Provamel®. To learn more about WhiteWave, visit www.whitewave.com.

*The LAND O LAKES brand is owned by Land O’Lakes, Inc. and is used by license.
FORWARD-LOOKING STATEMENTS
Some of the statements in this press release are “forward-looking” and are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These “forward-looking” statements include statements under the heading “Forward Outlook” and in the “2016 Guidance Summary” table, and statements relating to, among other things, projections of net sales, operating income, and earnings per share, on a GAAP, adjusted and constant currency basis during full year 2016, the expected timeline for the completion of our merger with Danone S.A., our innovation and marketing plans, the success of our cost improvement and margin expansion initiatives, anticipated profit growth and margin expansion, the expected growth and financial impact of IPP, Vega, Wallaby and other business acquisitions, the expected financial impact of our investments in our joint venture in China, and other statements that begin with words such as “believe,” “expect,” “estimates,” “intend,” “forecasts,” “projects” or “anticipate.” These statements involve risks and uncertainties that may cause results to differ materially from the statements set forth in this press release. Financial projections are based on a number of assumptions, and actual results could be materially different than projected if those assumptions are erroneous. Completion of our contemplated merger with Danone S.A. is subject to the satisfaction of certain closing conditions, including receipt of required regulatory approvals, and we cannot be certain that we will be able to satisfy or obtain a waiver of the conditions. The company’s ability to meet targeted financial and operating results depend on a variety of economic, competitive, and governmental factors, including raw material availability and costs, the demand for the company’s products, the company’s ability to access capital under its credit facilities or otherwise, the timing of the completion of our contemplated merger with Danone S.A., the disruption to our business caused by the announcement of the contemplated merger and the risk of stockholder litigation relating to the contemplated merger, many of which are beyond the company’s control and which are described in the company’s 2015 Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 29, 2016 and in our quarterly reports on Form 10-Q. The company’s ability to profit from its branding initiatives depends on a number of factors, including consumer acceptance of the company’s products and successful packaging redesign plans. Our growth plans depend, in part, on our ability to innovate successfully and on a cost-effective basis. Our financial outlook for the full year 2016 may be impacted by the success of our operating, marketing, our ability or inability to effectively integrate and operate acquired businesses, our ability to complete and the timing of the completion of our contemplated merger with Danone S.A., and the amount of our future additional investments in our joint venture in China and expectations for sales and profits or losses in the joint venture. The company’s expected operating income growth will depend in part on its ability to cost effectively expand capacity. The forward-looking statements in this press release speak only as of the date of this release. The company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to such statements to reflect any change in its expectations with regard thereto or any changes in the events, conditions or circumstances on which any such statement is based.

EXPLANATION OF NON-GAAP FINANCIAL MEASURES
In addition to the results prepared in accordance with GAAP, we have presented certain non-GAAP financial measures, including adjusted financial information for the periods presented, such as operating income, EBITDA, net income and diluted earnings per share. We present these non-GAAP measures in order to facilitate meaningful evaluation of our operating performance across periods. These adjustments eliminate certain costs and benefits, including corporate costs associated with equity awards granted to certain of our executive officers, employees and directors in conjunction with the company’s initial public offering in October 2012 (the “IPO Grants”); non-recurring transaction and integration costs related to acquisitions and other investments; SAP transition costs; non-cash income or expense related to mark-to-market adjustments on interest rate and commodity hedges and amortization related to foreign exchange contracts; costs incurred to manage, and losses incurred on our investment in the China joint venture; and with respect solely to the adjusted EBITDA calculation, other non-cash charges related to stock-based compensation expense. These adjustments are intended to provide greater transparency of underlying profit trends and to allow investors to evaluate our business on the same basis as our management, which uses these non-GAAP measures in making financial and operating decisions and evaluating the company’s performance. These adjustments are not necessarily indicative of what our actual financial performance would have been during the periods presented and should be viewed in addition to, and not as an alternative to, the company’s results prepared in accordance with GAAP. Further details regarding these adjustments are included in the tables below.

Basis of Presentation
Certain financial measures in this release are presented on an organic basis, as well as non-GAAP measures that include results provided on a constant currency basis and adjusted basis.

Organic Results
Results presented on an organic basis for three months ended September 30, 2016 exclude the operating results of IPP, the operating results of Wallaby through August 31, 2016, and the operating results of Vega through July 31, 2016. Results presented on an organic basis for nine months ended September 30, 2016 exclude the operating results of IPP, the operating results of Wallaby through August 31, 2016, the operating results of Vega through July 31, 2016, and the operating results of EIEIO through May 31, 2016.

Constant Currency Results
The company determines its constant currency results by dividing or multiplying, as appropriate, the current period local currency results by the currency exchange rates used to translate the company’s financial results in the prior period to determine what the current period U.S. dollar operating results would have been if the currency exchange rate had not changed from the comparable prior period.

Adjusted Results
Segment financial results for the three and nine months ended September 30, 2015 and 2016 in the Americas Foods & Beverages segment are adjusted to exclude the expense related to the mark-to-market adjustment on commodity hedges, acquisition related non-recurring transaction and integration costs, and SAP transition costs; and for the three and nine months ended September 30, 2015 in the Europe Foods & Beverages segment are adjusted to exclude non-recurring acquisition transaction costs related to intercompany activities. All other adjustments relate to corporate and other items. See reconciliations at the end of this release for further details and for reconciliations of the non-GAAP measures to GAAP.

CONTACTS

Investor Relations:    Media:
Dave Oldani        Molly Keveney
+1 (303) 635-4747    +1 (303) 635-4529

The WhiteWave Foods Company
Condensed Consolidated Statements of Income
(Unaudited, GAAP Basis)

	Three months ended September 30,
	2016	2015
	(In thousands, except share and per share data)

Net sales	$1,053,598	$1,003,888
Cost of sales	672,479	652,757
Gross profit	381,119	351,131
Operating expenses:
Selling, distribution and marketing	188,909	187,784
General and administrative	82,883	70,235
Total operating expenses	271,792	258,019
Operating income	109,327	93,112
Other expense:
Interest expense	18,655	15,979
Other expense, net	940	2,549
Total other expense	19,595	18,528
Income before income taxes	89,732	74,584
Income tax expense	29,194	21,831
Income before loss in equity method investments	60,538	52,753
Loss in equity method investments	2,501	2,731
Net income	$58,037	$50,022

Weighted average common shares:
Basic	177,185,368	175,846,533
Diluted	181,511,335	180,444,521

Net income per share:
Basic	$0.33	$0.28
Diluted	$0.32	$0.28

The WhiteWave Foods Company
Condensed Consolidated Statements of Income
(Unaudited, GAAP Basis)

	Nine months ended September 30,
	2016	2015
	(In thousands, except share and per share data)

Net sales	$3,142,941	$2,838,661
Cost of sales	2,037,647	1,852,797
Gross profit	1,105,294	985,864
Operating expenses:
Selling, distribution and marketing	563,218	529,856
General and administrative	248,084	215,824
Total operating expenses	811,302	745,680
Operating income	293,992	240,184
Other expense:
Interest expense	50,772	38,580
Other expense, net	4,668	7,337
Total other expense	55,440	45,917
Income before income taxes	238,552	194,267
Income tax expense	79,290	64,227
Income before loss in equity method investments	159,262	130,040
Loss in equity method investments	6,856	9,227
Net income	$152,406	$120,813

Weighted average common shares:
Basic	176,902,352	175,290,113
Diluted	180,952,569	180,006,702

Net income per share:
Basic	$0.86	$0.69
Diluted	$0.84	$0.67

The WhiteWave Foods Company
Condensed Consolidated Balance Sheets
(Unaudited, GAAP Basis)

	September 30, 2016	December 31, 2015
	(In thousands)
ASSETS
Cash and cash equivalents	$52,490	$38,610
Trade receivables, net of allowance of $1,861 and $2,127	284,239	257,548
Inventories	296,083	270,737
Prepaid expenses and other current assets	68,777	39,782
Total current assets	701,589	606,677
Equity method investments	23,555	30,772
Property, plant, and equipment, net	1,204,169	1,137,521
Identifiable intangible and other assets, net	1,048,126	1,038,577
Goodwill	1,435,272	1,415,322
Total Assets	$4,412,711	$4,228,869

LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable and accrued expenses	$514,337	$549,713
Current portion of debt and capital lease obligations	46,374	51,449
Income taxes payable	5,198	3,043
Total current liabilities	565,909	604,205
Long-term debt and capital lease obligations, net of debt issuance costs	2,077,216	2,078,940
Deferred income taxes	303,596	293,326
Other long-term liabilities	49,631	41,490
Total Liabilities	2,996,352	3,017,961

Common stock	1,772	1,762
Additional paid-in capital	943,833	914,975
Retained earnings	578,111	425,705
Accumulated other comprehensive loss	(107,357)	(131,534)
Total Shareholders' Equity	1,416,359	1,210,908
Total Liabilities and Shareholders' Equity	$4,412,711	$4,228,869

The WhiteWave Foods Company
Condensed Consolidated Statements of Cash Flows
(Unaudited, GAAP Basis)

	Nine months ended September 30,
	2016	2015
	(In thousands)
Operating Activities
Net income	$152,406	$120,813
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	103,407	86,675
Share-based compensation expense	24,780	27,537
Amortization of debt issuance costs	3,223	3,067
Unrealized (gain) loss on derivative instruments	(5,836)	6,053
Loss in equity method investments	6,856	9,227
Other	10,821	(19,165)
Net change in operating assets and liabilities, net of acquisitions	(88,668)	(65,162)
Net cash provided by operating activities	206,989	169,045

Investing Activities
Investment in equity method investments	—	(701)
Payments for acquisitions, net of cash acquired of $833 and $8,521	(17,373)	(707,605)
Proceeds from acquisition adjustments	—	346
Payments for property, plant, and equipment	(167,726)	(196,896)
Proceeds from sale of fixed assets	259	8,931
Net cash used in investing activities	(184,840)	(895,925)

Financing Activities
Debt related activities	(10,186)	690,512
Other financing activities	4,344	6,423
Net cash (used in) provided by financing activities	(5,842)	696,935
Effect of exchange rate changes on cash and cash equivalents	(2,427)	8,726
Increase (decrease) in cash and cash equivalents	13,880	(21,219)
Cash and cash equivalents, beginning of period	38,610	50,240
Cash and cash equivalents, end of period	$52,490	$29,021

The WhiteWave Foods Company
GAAP to Non-GAAP Reconciliation
(Unaudited)

	Three months ended September 30, 2016					Three months ended September 30, 2015
	GAAP	Adjustments		Adjusted		GAAP	Adjustments		Adjusted
	(In thousands, except share and per share data)

Total net sales	$1,053,598	$—		$1,053,598		$1,003,888	$750	(a)	$1,004,638
Cost of sales	672,479	355	(b)	672,834		652,757	(2,383)	(a)(b)	650,374
Gross profit	381,119	(355)		380,764		351,131	3,133		354,264
Operating expenses:
Selling, distribution, and marketing	188,909	1,393	(b)	190,302		187,784	(2,882)	(b)	184,902
General and administrative	82,883	(9,148)	(a)	73,735		70,235	(3,241)	(a)	66,994
Total operating expenses	271,792	(7,755)		264,037		258,019	(6,123)		251,896
Operating income	109,327	7,400		116,727		93,112	9,256		102,368
Other expense:
Interest expense	18,655	—		18,655		15,979	—		15,979
Other expense, net	940	(930)	(c)	10		2,549	(2,550)	(c)	(1)
Total other expense	19,595	(930)		18,665		18,528	(2,550)		15,978
Income before income taxes	89,732	8,330		98,062		74,584	11,806		86,390
Income tax expense	29,194	2,281	(d)	31,475		21,831	5,122	(d)	26,953
Income before loss in equity method investments	60,538	6,049		66,587		52,753	6,684		59,437
Loss in equity method investments	2,501	—		2,501		2,731	—		2,731
Net income	$58,037	$6,049		$64,086		$50,022	$6,684		$56,706

Earnings per Share:
Basic				$0.36					$0.32
Diluted				$0.35					$0.31
Weighted Average Common Shares:
Basic				177,185,368					175,846,533
Diluted				181,511,335					180,444,521

Adjusted net income excluding China joint venture activities:
Adjusted net income				64,086					56,706
Corporate related joint venture expenses, net of tax				565	(e)				738	(e)
Loss in China joint venture equity method investment				2,241	(f)				2,495	(f)
Adjusted net income excluding China joint venture activities				$66,892					$59,939

Adjusted earnings per share excluding China joint venture activities:
Basic				$0.38					$0.34
Diluted				$0.37					$0.33

The WhiteWave Foods Company
GAAP to Non-GAAP Reconciliation
(Unaudited)

	Three months ended September 30, 2016				Three months ended September 30, 2015
	GAAP	Adjustments		Adjusted	GAAP	Adjustments		Adjusted
	(In thousands)
Income statement amounts by segment:
Total net sales:
Americas Foods & Beverages	$909,450	$—		$909,450	$869,074	$750	(a)	$869,824
Europe Foods & Beverages	144,148	—		144,148	134,814	—		134,814
Total net sales	$1,053,598	$—		$1,053,598	$1,003,888	$750		$1,004,638

Operating income:
Americas Foods & Beverages	$120,350	$(951)	(a)(b)	$119,399	$94,662	$7,997	(a)(b)	$102,659
Europe Foods & Beverages	17,299	—		17,299	18,959	80	(a)	19,039
Total reportable segment operating income	137,649	(951)		136,698	113,621	8,077		121,698
Corporate and other	(28,322)	8,351	(a)	(19,971)	(20,509)	1,179	(a)	(19,330)
Total operating income	$109,327	$7,400		$116,727	$93,112	$9,256		$102,368

The WhiteWave Foods Company
Reconciliation of GAAP Net Income to EBITDA and Adjusted EBITDA
(Unaudited)

	Three months ended September 30,
	2016		2015
	(In thousands)
Net income	$58,037		$50,022
Interest expense, net	18,655		15,979
Income tax expense	29,194		21,831
Depreciation and amortization	35,019		31,338
EBITDA	$140,905		$119,170
Transaction, integration & transition costs	8,824	(a)	2,423	(a)
Mark to market adjustments on hedging transactions	(817)	(b)(c)	6,570	(b)(c)
IPO grants & non-cash stock-based compensation	5,515	(a)(g)	6,813	(a)(g)
Adjusted EBITDA	$154,427		$134,976

Corporate related joint venture expenses	$828	(e)	$1,073	(e)
Loss in China joint venture equity method investment	2,241	(f)	2,495	(f)
Adjusted EBITDA excluding China joint venture activities	$157,496		$138,544

The WhiteWave Foods Company
GAAP to Non-GAAP Reconciliation
(Unaudited)

	Nine months ended September 30, 2016					Nine months ended September 30, 2015
	GAAP	Adjustments		Adjusted		GAAP	Adjustments		Adjusted
	(In thousands, except share and per share data)

Total net sales	$3,142,941	$—		$3,142,941		$2,838,661	$750	(a)	$2,839,411
Cost of sales	2,037,647	(6,377)	(a)(b)	2,031,270		1,852,797	(939)	(a)(b)	1,851,858
Gross profit	1,105,294	6,377		1,111,671		985,864	1,689		987,553
Operating expenses:
Selling, distribution, and marketing	563,218	7,343	(b)	570,561		529,856	726	(b)	530,582
General and administrative	248,084	(18,062)	(a)	230,022		215,824	(20,748)	(a)	195,076
Total operating expenses	811,302	(10,719)		800,583		745,680	(20,022)		725,658
Operating income	293,992	17,096		311,088		240,184	21,711		261,895
Other expense:
Interest expense	50,772	—		50,772		38,580	—		38,580
Other expense, net	4,668	(4,657)	(c)	11		7,337	(7,342)	(c)	(5)
Total other expense	55,440	(4,657)		50,783		45,917	(7,342)		38,575
Income before income taxes	238,552	21,753		260,305		194,267	29,053		223,320
Income tax expense	79,290	6,243	(d)	85,533		64,227	10,585	(d)	74,812
Income before loss in equity method investments	159,262	15,510		174,772		130,040	18,468		148,508
Loss in equity method investments	6,856	—		6,856		9,227	—		9,227
Net income	$152,406	$15,510		$167,916		$120,813	$18,468		$139,281

Earnings per Share:
Basic				$0.95					$0.79
Diluted				$0.93					$0.77
Weighted Average Common Shares:
Basic				176,902,352					175,290,113
Diluted				180,952,569					180,006,702

Adjusted net income excluding China joint venture activities:
Adjusted net income				167,916					139,281
Corporate related joint venture expenses, net of tax				1,824	(e)				1,778	(e)
Loss in China joint venture equity method investment				6,128	(f)				8,652	(f)
Adjusted net income excluding China joint venture activities				$175,868					$149,711

Adjusted earnings per share excluding China joint venture activities:
Basic				$0.99					$0.85
Diluted				$0.97					$0.83

The WhiteWave Foods Company
GAAP to Non-GAAP Reconciliation
(Unaudited)

	Nine months ended September 30, 2016				Nine months ended September 30, 2015
	GAAP	Adjustments		Adjusted	GAAP	Adjustments		Adjusted
	(In thousands)
Income statement amounts by segment:
Total net sales:
Americas Foods & Beverages	$2,702,668	$—		$2,702,668	$2,440,463	$750	(a)	$2,441,213
Europe Foods & Beverages	440,273	—		440,273	398,198	—		398,198
Total net sales	$3,142,941	$—		$3,142,941	$2,838,661	$750		$2,839,411

Operating income:
Americas Foods & Beverages	$321,985	$4,486	(a)(b)	$326,471	$265,512	$7,788	(a)(b)	$273,300
Europe Foods & Beverages	53,009	—		53,009	50,066	80	(a)	50,146
Total reportable segment operating income	374,994	4,486		379,480	315,578	7,868		323,446
Corporate and other	(81,002)	12,610	(a)	(68,392)	(75,394)	13,843	(a)	(61,551)
Total operating income	$293,992	$17,096		$311,088	$240,184	$21,711		$261,895

The WhiteWave Foods Company
Reconciliation of GAAP Net Income to EBITDA and Adjusted EBITDA
(Unaudited)

	Nine months ended September 30,
	2016		2015
	(In thousands)
Net income	$152,406		$120,813
Interest expense, net	50,772		38,580
Income tax expense	79,290		64,227
Depreciation and amortization	103,407		86,675
EBITDA	$385,875		$310,295
Transaction, integration & transition costs	26,614	(a)	10,128	(a)
Mark to market adjustments on hedging transactions	(5,821)	(b)(c)	6,309	(b)(c)
IPO grants & non-cash stock-based compensation	25,030	(a)(g)	32,468	(a)(g)
Adjusted EBITDA	$431,698		$359,200

Corporate related joint venture expenses	$2,716	(e)	$2,674	(e)
Loss in China joint venture equity method investment	6,128	(f)	8,652	(f)
Adjusted EBITDA excluding China joint venture activities	$440,542		$370,526

The adjusted results differ from WhiteWave’s results under GAAP due to the following:

(a)	The adjustment reflects:

i.	Elimination of stock compensation expense for IPO grants.

•	$0.3 million for the three months ended September 30, 2016

•	$2.1 million for the three months ended September 30, 2015

•	$0.9 million for the nine months ended September 30, 2016

•	$11.9 million for the nine months ended September 30, 2015

ii.
Elimination of non-recurring purchase accounting adjustments, transaction and integration costs or income related to merger and acquisition activities and other investments, which includes costs related to the planned merger with Danone.

Americas Foods & Beverages

•	$0.8 million of other transaction and integration costs related to acquisitions for the three months ended September 30, 2016

•	$0.4 million in SAP implementation related costs and $3.6 million of other transaction and integration costs related to acquisitions for the three months ended September 30, 2015

•	$12.1 million in SAP implementation related costs and $2.9 million of other transaction and integration costs related to acquisitions for the nine months ended September 30, 2016

•	$1.6 million in SAP implementation related costs and $7.3 million of other transaction and integration costs related to acquisitions for the nine months ended September 30, 2015

Europe Foods & Beverages

•	$0.1 million in transaction costs related to acquisitions for the three months ended September 30, 2015

•	$0.1 million in transaction costs related to acquisitions for the nine months ended September 30, 2015

Corporate

•	$8.0 million in transaction costs related to merger and acquisition, and integration activities for the three months ended September 30, 2016

•	$(0.9) million in transaction income related to acquisitions for the three months ended September 30, 2015

•	$11.7 million in transaction costs related to merger and acquisition, and integration activities for the nine months ended September 30, 2016

•	$2.0 million in transaction costs related to acquisitions for the nine months ended September 30, 2015

(b)	The adjustment reflects elimination of the (income)/expense related to the mark-to-market adjustment on commodity hedges.

•	$(1.7) million for the three months ended September 30, 2016

•	$4.0 million for the three months ended September 30, 2015

•	$(10.5) million for the nine months ended September 30, 2016

•	$(1.0) million for the nine months ended September 30, 2015

(c)	The adjustment reflects elimination of the expense related to the mark-to-market adjustment on interest rate hedges and amortization of forward points on foreign exchange contracts.

•	$0.9 million for the three months ended September 30, 2016

•	$2.6 million for the three months ended September 30, 2015

•	$4.7 million for the nine months ended September 30, 2016

•	$7.3 million for the nine months ended September 30, 2015

(d)	Income tax in the adjustments columns represent the adjustment to income tax expense required to arrive at an adjusted effective tax rate on adjusted income before taxes.

(e)	The adjustment reflects the elimination of costs incurred to manage our China Joint Venture investment.

•	$0.8 million ($0.6 million, net of tax) for the three months ended September 30, 2016

•	$1.1 million ($0.7 million, net of tax) for the three months ended September 30, 2015

•	$2.7 million ($1.8 million, net of tax) for the nine months ended September 30, 2016

•	$2.7 million ($1.8 million, net of tax) for the nine months ended September 30, 2015

(f)	The adjustment reflects the elimination of the loss incurred on the investment in the China Joint Venture.

•	$2.2 million for the three months ended September 30, 2016

•	$2.5 million for the three months ended September 30, 2015

•	$6.1 million for the nine months ended September 30, 2016

•	$8.7 million for the nine months ended September 30, 2015

(g)	The adjustment reflects non-cash related stock-based compensation expense, excluding amounts already included in IPO grants.

•	$5.2 million for the three months ended September 30, 2016

•	$4.9 million for the three months ended September 30, 2015

•	$24.1 million for the nine months ended September 30, 2016

•	$20.9 million for the nine months ended September 30, 2015